Exhibit 99.2

STATEMENT OF AMENDMENT TO

THE FORMS OF CONTINUITY AGREEMENTS

1.	Section 9 of each form of the Continuity Agreement is hereby amended to add a new subparagraph (d) that reads in its entirety as follows:

(d)	If any payments or benefits that the Company would otherwise be required to provide under this Agreement or any Company Plan cannot be provided in the manner contemplated herein or under the applicable plan without subjecting the Executive to income tax under Section 409A of the Code, the Company shall provide such intended payments or benefits to the Executive in an alternative manner that conveys an equivalent economic benefit to the Executive (without materially increasing the aggregate cost to the Company).